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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Precision Systems, Inc. on Form S-8 of our report dated November 10, 1995 (November 21, 1995, as to Note 16), appearing in the Annual Report on Form 10-K of Precision Systems, Inc. for the year ended August 31, 1995.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Tampa, Florida


October 15, 1996